Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-290934, 333-146505, 333-146504, 333-104118, 333-91676, 333-164710 and 333-193781) of CACI International Inc of our report dated August 6, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
August 6, 2026